UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2008

UTEK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	814-00203	59-3603677
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On June 10, 2008, UTEK Corporation entered into a Stock Purchase Agreement with Social Technologies Group, Inc., a Delaware corporation, and its shareholder. UTEK is acquiring all of the outstanding shares of Social Technologies Group, Inc. for an initial consideration of $5,088,438 worth of UTEK Corporation unregistered common stock and up to an additional $5,088,438 worth of UTEK Corporation unregistered common stock if Social Technologies attains revenue milestones during the three years following the closing of the transaction. UTEK will issue shares with a value of $5,088,438 at the initial closing, and an equal number of shares will be delivered to an escrow agent to be held and distributed to Social Technologies shareholder if Social Technologies meets the revenue milestones. Such shares will be delivered in three installments: 12, 24 and 36 months after closing. Any shares not delivered to the Social Technologies shareholder will be returned to UTEK and cancelled. The number of shares of UTEK stock to be issued will be determined by taking the average of the closing market price for the stock as shown on the American Stock Exchange the stock for each of the 10 trading days prior to closing and dividing that amount into the dollar equivalent of $5,088,438. The stock purchase agreement restricts sales of the initial shares for 12 months following closing of the transaction. The initial shares and the remaining shares will be eligible to be sold pursuant to Rule 144 under the Securities Act of 1933.

Founded in 1999, Social Technologies has offices in Washington, D.C., London, Tel-Aviv, and Shanghai. The firm has helped clients across a wide range of industries guide policy, shape business strategy, explore new markets, and develop new products and services.

The transaction is expected to close on or before November 1, 2008. The closing is subject to a number of customary conditions.

The issuance of the UTEK stock upon closing will be exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

UTEK intends to amend this report to file the required financial statements reflecting the acquisition of Social Technologies no later than 71 calendar days after the date that this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

UTEK intends to amend this report to file the required pro forma financial statements reflecting the acquisition of Social Technologies no later than 71 calendar days after the date that this report on Form 8-K must be filed.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated September 10, 2008, by and between Social Technologies Group, Inc., and UTEK Corporation.

99.1	Press Release dated September 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTEK CORPORATION

Date: September 12, 2008	By:	/s/ Carole Wright
	Name:	Carole Wright
	Title:	Chief Financial Officer